UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Silexion Therapeutics Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 19, 2026, Silexion Therapeutics Corp issued the following announcement:

SILEXION ANNOUNCES ADJOURNMENT OF EXTRAORDINARY GENERAL MEETING TO

OCTOBER 26, 2026

Grand Cayman, Cayman Islands, October 19, 2026 - Silexion Therapeutics Corp (Nasdaq: SLXN) (“Silexion” or the “Company”) announced today that the extraordinary general meeting of the Company (the “Extraordinary Meeting”), scheduled to be held at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on October 19, 2026, was convened and then adjourned for one week without conducting any business, and will reconvene at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on October 26, 2026 at the offices of the Company’s external legal counsel, Meitar Law Offices, Beyond Towers, 1 Ariel Sharon Street, 36th floor, Givatayim, Israel 5320046. The Extraordinary Meeting may also be attended (and questions may be submitted, but shareholders may not speak or vote by attending in that way) via live webcast at https://www.cstproxy.com/silexion/fifthegm2026, or by calling 1-800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada- standard rates apply), conference ID 7672835#.

The Extraordinary Meeting is being held for the purpose of presenting two proposals for approval:

Proposal 1 - Authorized Share Capital Increase Proposal: An increase to the authorized share capital of the Company by 500,000,000 ordinary shares, from US$2,146,500 divided into 15,900,000 ordinary shares of a par value of US$0.135 each (which is the Company’s current authorized share capital), to US$69,646,500, divided into 515,900,000 ordinary shares of a par value of US$0.135 each (the “Authorized Share Capital Increase Proposal”).

Proposal 2 - Reverse Share Split Proposal: Authorization of the Board to effect a reverse share split of the Company’s ordinary shares, par value $0.135 per share, at a ratio of not less than 1-for-15 and not more than 1-for-25, with the actual ratio to be determined by the Board prior to the Extraordinary Meeting and to be presented for approval by the Company’s shareholders at the Extraordinary Meeting (the “Reverse Share Split Proposal”).

Each of the above proposals is described in the notice and definitive proxy statement related to the Extraordinary Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) under cover of Schedule 14A on October 5, 2026 (collectively, the “Definitive Proxy Statement”).

The Authorized Share Capital Increase Proposal is intended to enable Silexion to restore and maintain compliance with Nasdaq Listing Rule 5550(b)(1), which requires that Silexion have at least $2.5 million of shareholders’ equity under the Equity Standard of the Nasdaq Capital Market, on which its ordinary shares and warrants are listed. Further to Silexion’s strategy for restoring and maintaining compliance with that Nasdaq listing requirement, Silexion requires an enhanced authorized share capital for financing activities that increase its shareholders’ equity while also supporting its development program for RNA interference (RNAi) therapies that treat solid tumors driven by KRAS mutations, which has entered the clinical stage, with trials underway and/or planned in Israel and Germany. The enhanced authorized share capital may also be used for potential business development opportunities involving complementary assets. The proposed increase of 500,000,000 authorized ordinary shares (which will be adjusted downward if the Reverse Share Split Proposal is approved) is currently expected to be sufficient for the Company to maintain its requisite shareholders’ equity level and achieve the foregoing additional objectives in the short term to mid term.

The Reverse Share Split Proposal is intended to enable the Company to restore its compliance with Nasdaq Listing Rule 5550(a)(2), which requires that the Company’s ordinary shares maintain a minimum bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Capital Market. The market price of Silexion’s ordinary shares has fallen out of compliance with that bid price requirement for a consecutive 30-trading day period. Silexion presented to a Nasdaq hearings panel on September 24, 2026 that it expects the proposed reverse share split to enable it to restore compliance with the minimum bid price requirement as soon as practicable after the Extraordinary Meeting, assuming that the Company’s shareholders approve the Reverse Share Split Proposal. Silexion seeks to proactively protect its Nasdaq listing, which it considers a critical asset, and to remedy its deficiency related to the minimum bid price requirement, which will also help it to attract desirable investors and financing sources . Based on market conditions and the market price of the ordinary shares immediately prior to the reconvening of the Extraordinary Meeting, the Company will determine and present the intended reverse split ratio (between 1-for-15 and 1-for-25) at the reconvened Extraordinary Meeting.

The record date for the Extraordinary Meeting remains the close of business on September 29, 2026. Shareholders who have not submitted their proxy for the Extraordinary Meeting, or who wish to change their proxy, are urged to do so promptly. Shareholders who have previously submitted their proxy and do not wish to change their proxy need not take any action. If you are a shareholder and have questions or need assistance voting your shares, please contact Laurel Hill Advisory Group, Silexion’s proxy solicitor, toll-free at (888) 742-1305 (from the United States and Canada) or (516) 933-3100 (from other locations). Banks and brokers may call (516) 933-3100.

Further information related to attendance, voting and the proposals to be considered at the reconvened Extraordinary Meeting is provided in the Definitive Proxy Statement, as supplemented by the supplemental information provided by the Company in this announcement, which is being filed with the SEC under cover of Schedule 14A on October 19, 2026 (this “Proxy Supplement”).

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers that have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product candidate, which showed a positive trend in comparison to the control of chemotherapy alone, and is now advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), through Phase 2/3 clinical evaluation. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology and further developing its lead product candidate for locally advanced pancreatic cancer. For more information, please visit: https://silexion.com

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy, listing on Nasdaq, compliance with Nasdaq Listing Rules, and prospective capital raising activities, are forward-looking statements. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied by those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s degree of success in its enrollment, protocol execution, and the outcome, of/for its Phase 2/3 clinical trial of SIL204 in locally advanced pancreatic cancer;  (ii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) Silexion’s future capital requirements and sources and uses of cash, including its ability to raise additional capital; (v) Silexion’s ability to maintain its Nasdaq listing and restore and/or maintain compliance with all Nasdaq Listing Rules; and (vi) other risks and uncertainties set forth in the documents filed by Silexion with the SEC, including Silexion’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2026 (the “2025 Annual Report"), Silexion’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 14, 2026, respectively (the “Q1 2026 Quarterly Report” and “Q2 2026 Quarterly Report”). Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs, are based on information currently available, and speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Additional Information and Where to Find It

The Definitive Proxy Statement was mailed to the Company’s shareholders of record as of the record date for the Extraordinary Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement, as updated by this Proxy Supplement, as well as the 2025 Annual Report, the Q1 2026 Quarterly Report and the Q2 2026 Quarterly Report, because they contain important information about the Extraordinary Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, this Proxy Supplement, the 2025 Annual Report, the Q1 2026 Quarterly Report, the Q2 2026 Quarterly Report, and other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Mirit Horenshtein Hadar, the Company’s Chief Financial Officer and Secretary, by calling +972-3-756-4999, or by emailing mirit@silexion.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Extraordinary Meeting. Information concerning the interests (if any) of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated below.

Contacts

Company Contact

Silexion Therapeutics Corp

Ms. Mirit Horenshtein Hadar, CFO

mirit@silexion.com

Capital Markets and IR Contact

ARX Capital Markets

North American Equities Desk

silexion@arxadvisory.com

Proxy Solicitor

Laurel Hill Advisory Group

2 Robbins Lane, Suite 201

Jericho, New York 11753

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305